For information, contact:

Chris Sullivan
Chief Financial Officer
Pegasystems Inc.
(617) 866-6020
chris.sullivan@pega.com

Beth Lewis
Director, Public and Investor Relations
Pegasystems Inc.
(617) 866-6077
beth.lewis@pega.com

Pegasystems Reports $102 Million 2005 Revenue

CAMBRIDGE, Mass., March 7, 2006 – Pegasystems Inc. (Nasdaq: PEGA) today announced its fourth quarter and full year 2005 results, reporting record revenue for 2005 of $102.0 million, pre-tax income of $4.6 million, diluted earnings per share of $0.13 and positive cash flow from operations of $25.3 million. Fourth quarter net income includes a $2.1 million benefit for income taxes.

Fourth Quarter and Full Year 2005 Financial Performance
	Quarter		Full Year
	Q4	Q4
(In millions, except per share data and percentages)	2005	2004	2005	2004
Total Revenue	$27.1	$26.2	$102.0	$96.5
License Revenue	$10.3	$13.3	$40.8	$41.6
% of Total Revenue	38%	51%	40%	43%
Services Revenue	$16.8	$12.9	$61.2	$54.9
% of Total Revenue	62%	49%	60%	57%
Pre-tax Income	$0.8	$4.0	$4.6	$11.1
(Benefit) Provision for Income Taxes	$(2.1)	$1.1	$(0.1)	$3.6
Net Income	$2.9	$2.9	$4.7	$7.6
Diluted Earnings Per Share	$0.08	$0.08	$0.13	$0.20

Alan Trefler, Chairman and Chief Executive Officer, commented, “Pegasystems’ 2005 results clearly demonstrate growing customer enthusiasm for our SmartBPM™ solutions. The world’s most sophisticated organizations are increasingly selecting Pegasystems software to power their competitive advantage and implement best processes across their enterprises.

“We continue to utilize our “quick value” sales strategy, which delivers customer benefit through accelerated implementation cycles and a smaller initial license. Once organizations achieve growth and productivity with successful initial implementations, we are seeing customers extend their Pegasystems relationships and diversify their use of our Build for Change™ technology.

“Our 51 new license signings in 2005 was a record; we signed 21 new customers and extended relationships with an additional 30. Our industry-leading customers are using Pegasystems software for everything from bringing insurance products to market more quickly, to Medicare Part D enrollment support to enterprise-wide BPM automation.

“More than 1,100 partners, customers and Pegasystems personnel were trained on our BPM technology in 2005, nearly double the number in 2004. We also continue to garner awards for our new class of BPM software, including recent industry analyst recognition for our strong market presence.”

Chris Sullivan, CFO, commented, “Fourth quarter 2005 revenue of $27.1 million represents another strong quarter for Pegasystems, resulting in record annual revenue and showing the strength of our business.

“In 2005 we reported a $6.3 million increase in service revenue, driven primarily by a 28% increase in maintenance revenue. Professional service margins remain pressured as we continue our service investments in advance of anticipated demand. These investments include expanding our internal pool of trained services personnel and investing in training for our partners and customers.

“As we enter 2006, we expect to structure most of our new term licenses and term license renewals in a manner that will result in revenue being recognized ratably over the term of the license, rather than based on the present value of future payments method we have historically used for the majority of our term licenses. This will reduce the up-front revenue associated with term licenses in favor of a stream of future recurring revenue. The estimated revenue associated with term licenses scheduled to renew in 2006 is approximately $10 million, the majority of which, assuming those licenses are renewed, is expected to be recorded ratably over the term of the agreements. Bearing this in mind, for 2006 we anticipate full year revenue between $105 and $115 million and profit (loss) before tax between $(3) million and $3 million. The expected results for 2006 reflect an anticipated cost of approximately $1 million associated with the expensing of stock options under the revised FAS123R rules. Cash flow from operations in 2006 is expected to be in the range of $12 to $20 million.”

In the 2005 10-K, Pegasystems disclosed material weaknesses in internal control over financial reporting relating to revenue recognition and income taxes as of December 31, 2005. The 2005 Form 10-K and previously reported financial results reflect the appropriate accounting. Additional information is contained in the 2005 Form 10-K.

The Company will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on Wednesday, March 8, 2006. Dial-in information is as follows: 800-250-4434 (domestic) or 706-634-0667 (international). A replay of the teleconference will be available at 800-642-1687 (domestic) or 706-645-9291 (international), passcode 5544987.

To listen to the Webcast, please log onto www.pega.com at least 5 minutes prior to the event’s broadcast, and click on the Webcast icon in the Investor Relations section.

Forward-Looking Statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 including without limitation our financial guidance with respect to 2006 revenue, profit before tax, stock option expense and cash flow from operations. The words “believe,” “expect,” “estimate,” “anticipate” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include volatility of our quarterly operating results, difficulty in predicting the completion of product acceptance and consequently the timing of our license revenue recognition, the level of term software license renewals, our ability to develop new products and evolve existing ones, the impact on our business of the ongoing consolidation in the financial services and healthcare markets, historically our core market, our ability to attract and retain key employees, reliance on certain key third-party relationships, and other risks and uncertainties. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s most recent report on form 10-Q or 10-K and other recent filings on file with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of March 7, 2006. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to March 7, 2006.

About Pegasystems
Pegasystems Inc. (NASDAQ: PEGA) provides software to automate complex, changing business processes. Pegasystems, the leader in unified process and rules technology, gives business people and IT departments the ability to use best processes across the enterprise and outperform their competition.

Our new class of Business Process Management (BPM) technology makes enterprise systems easy to use and easy to change. By automating policy manuals, system specifications and lines of manual coding with dynamically responsive updates, Pegasystems powers the world’s most sophisticated organizations to “build for change™.”

Pegasystems’ award-winning, standards-based BPM suite is complemented with best-practice solution frameworks to help leaders in the financial services, insurance, healthcare, manufacturing and government markets drive growth and productivity.

Headquartered in Cambridge, MA, Pegasystems has regional offices in North America, Europe and the Pacific Rim. For more information, visit www.pega.com.

PEGASYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share-related data)

	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$21,314	$20,905
Short-term investments	93,421	76,455

Total cash and short-term investments	114,735	97,360
Trade accounts receivable, net of allowance for doubtful accounts of $365 in 2005 and 2004.	25,486	15,528
Short-term license installments	26,537	31,358
Prepaid expenses and other current assets	1,953	1,236

Total current assets	168,711	145,482
Long-term license installments, net of unearned interest income	31,371	44,344
Equipment and improvements, net of accumulated depreciation and amortization	2,792	1,586
Acquired technology, net of accumulated amortization	29	379
Other assets	114	118
Goodwill	2,346	2,346

Total assets	$205,363	$194,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued payroll related expenses	$8,197	$7,888
Accounts payable and accrued expense	10,769	9,502
Deferred revenue	18,749	9,114
Current portion of capital lease obligation	103	98

Total current liabilities	37,818	26,602
Long-term deferred income taxes	510	1,480
Capital lease obligation, net of current portion	63	165
Other long-term liabilities	1,171	808

Total liabilities	39,562	29,055

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value, 70,000,000 shares authorized; 35,565,918 shares and 36,076,649 shares issued and outstanding at December 31, 2005 and 2004, respectively	356	361
Additional paid-in capital	118,968	122,152
Stock warrants	107	249
Retained earnings	46,007	41,289
Accumulated other comprehensive income (loss):
Net unrealized loss on investments available-for-sale	(623)	(267)
Foreign currency translation adjustment	986	1,416

Total stockholders’ equity	165,801	165,200

Total liabilities and stockholders’ equity	$205,363	$194,255

PEGASYSTEMS INC.

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Years ended December 31,
	2005	2004	2003

Revenue:
Software license	$40,791	$41,563	$57,695
Services	61,216	54,898	41,618

Total revenue	102,007	96,461	99,313

Cost of revenue:
Cost of software license	350	350	350
Cost of services	35,289	26,146	27,069

Total cost of revenue	35,639	26,496	27,419

Gross profit	66,368	69,965	71,894

Operating expenses:
Research and development	19,514	19,879	21,592
Selling and marketing	34,173	32,089	24,840
General and administrative	12,170	12,253	10,788

Total operating expenses	65,857	64,221	57,220

Income from operations	511	5,744	14,674
Installment receivable interest income	2,471	3,026	5,163
Other interest income, net	3,010	1,842	759
Other income (expense), net	(1,380)	517	1,235

Income before provision (benefit) for income taxes	4,612	11,129	21,831
Provision (benefit) for income taxes	(106)	3,575	4,150

Net income	$4,718	$7,554	$17,681

Earnings per share, basic	$0.13	$0.21	$0.51
Earnings per share, diluted	$0.13	$0.20	$0.49
Weighted average number of common shares outstanding, basic	35,774	35,691	34,518
Weighted average number of common shares outstanding, diluted	36,462	37,043	35,757

PEGASYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years ended December 31,
	2005	2004	2003

Cash flows from operating activities:
Net income	$4,718	$7,554	$17,681

Adjustment to reconcile net income to cash flows from operating activities:
Stock option income tax benefits	696	1,058	1,859
Deferred income taxes	(660)	1,365	625
Issuance of common stock warrants	—	38	—
Depreciation and amortization	1,725	1,417	1,496
Reduction in provision for doubtful accounts	—	—	(146)
Losses on disposal of equipment	17	—	—

Change in operating assets and liabilities:
Trade accounts receivable and license installments	7,815	651	(4,871)
Prepaid expenses and other current assets	(740)	(501)	142
Accounts payable and accrued expenses	1,726	259	3,312
Deferred revenue	9,635	(5,066)	905
Other long-term assets and liabilities	363	776	(34)

Cash flows from operating activities	25,295	7,551	20,969

Cash flows from investing activities:
Purchase of investments	(44,427)	(163,777)	(46,226)
Maturing and called investments	12,000	16,850	32,324
Sale of investments	14,475	89,753	—
Purchase of equipment and improvements	(2,236)	(1,109)	(382)

Cash flows from investing activities	(20,188)	(58,283)	(14,284)

Cash flows from financing activities:
Payments under capital lease obligation	(98)	(39)	—
Exercise of stock options	1,480	2,890	2,422
Proceeds from sale of stock under Employee Stock Purchase Plan	369	659	532
Repurchase of commons stock	(5,877)	—	—

Cash flows from financing activities	(4,126)	3,510	2,954

Effect of exchange rate on cash and cash equivalents	(572)	138	957

Net increase (decrease) in cash and cash equivalents	409	(47,084)	10,596
Cash and cash equivalents, beginning of year	20,905	67,989	57,393

Cash and cash equivalents, end of year	$21,314	$20,905	$67,989

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$81	$14	$102
Income taxes	$507	$1,220	$1,027

Non-cash financing activity:
Equipment acquired under capital lease	$—	$302	$—
Return of shares held in escrow related to business combination	$—	$—	$901

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